Exhibit 99.1

DYNAMIC VENTURES CORP. ANNOUNCES RESIGNATION OF
AL CAIN FROM THE BOARD OF DIRECTORS

Company Anticipates Filling His Seat Within the Next Quarter

SCOTTSDALE, ARIZ. (May 24, 2011) – Dynamic Ventures, Corp., (OTCBB: DYNV) a leading developer of innovative solutions to the building industry,  today announced that Board of Directors Member, Al Cain, has resigned from the Board to spend more time pursuing other opportunities for the company.

Paul Kalkbrenner, CEO of Dynamic, said, “His contribution and advice to the Company has been invaluable during our current growth phase.  His additional focus and efforts will be to expand and develop our Green Solution business.”

About Dynamic Ventures Corp.

Dynamic Ventures Corp. develops and markets efficient construction solutions for residential and commercial buildings.  The company offers a turnkey solution enabling the firm to custom design, manufacture and install complete LEED certified structures.

Contact:                 Stuart Fine
Carpe DM, Inc.
908-469-1788
stuart@carpedminc.com

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including the Company's beliefs about its business prospects and future results of operations. Some factors that could cause actual results to differ materially include economic and operational risks, changes in anticipated earnings, continuation of current contracts, and other factors detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Form 10-K Annual Report. The Company forecasts provided above are dynamic and therefore refer only to this release date. The Company does not undertake to update any forecasts that it may make available to the investing public.